Exhibit 10.37
THIS DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO COMPANY COUNSEL, CONFIRMING THAT SUCH EXEMPTIONS ARE AVAILABLE.
IMPERIAL HOLDINGS, LLC.
Unsecured Convertible Debenture
November 1, 2010
US $30,000,000
This Unsecured Convertible Debenture (the “Debenture”) is issued on November 1, 2010 (the “Closing Date”) by Imperial Holdings, LLC, a Florida limited liability company (the “Company”), to Branch Office of Skarbonka Sp. z o. o., 58, rue Charles Martel, L-2134 Luxembourg, as holder and agent of Jasmund Ltd. and Premium Funding, Inc. (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.
ARTICLE I.
     Section 1.01 Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder on October 4, 2011 (the “Maturity Date”) in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million U.S. Dollars (US $30,000,000) together with interest on the unpaid principal of this Debenture at the rate of zero percent (0%) per annum (the “Interest Rate”) from the date hereof until paid; provided, that, if the unpaid principal of the Debenture is not either (a) paid in full on or prior to the Maturity Date or (b) converted into Common Stock (as hereinafter defined) prior to the Maturity Date pursuant to the provisions hereinafter provided, then the Interest Rate shall be sixteen percent (16%) per annum in lieu of the rate set forth above, applicable and effective from the date this Debenture was originally issued.
     Section 1.02 Mandatory Conversion. This Debenture shall automatically be converted into Common Stock on the terms set forth herein immediately prior to the achievement of an IPO for the Company. “IPO” shall mean an initial, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. Upon such conversion, the principal amount of the Debenture, plus accrued and unpaid interest, shall be converted into shares (the “Conversion Shares”) of the Company’s common stock (“Common Stock”) created in the Reorganization (as hereinafter defined), at the price per share equal to the midpoint of the price range on the cover of the Company’s last preliminary prospectus filed with the Securities and Exchange Commission prior to the closing of the Company’s IPO (the “Conversion Price”). In the event the price of the Common Stock sold to the public in the IPO is greater than the midpoint of the price range, the Conversion Price shall be such higher price. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share.
     Section 1.03 Reservation of Common Stock. The Company, following the Reorganization, shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, the Company shall take such action as is required to increase the number of Conversion Shares authorized and available so that a sufficient number shall be authorized and available to permit a full conversion of this Debenture.
     Section 1.04 Mechanics of Conversion.
          (1) Conversion Shares Issuable Upon Conversion of Debenture. The number of Conversion Shares issuable upon the conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount, plus accrued and unpaid interest, of this Debenture to be converted, by (y) the Conversion Price.
          (2) Delivery of Certificate Upon Conversion. Not later than ten (10) business days after the conversion date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Debenture.
          (3) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof, and the Holder’s obligation to convert the Debenture into Conversion Shares, are absolute and unconditional, irrespective of any action or inaction by the Holder or the Company to enforce the same or any waiver or consent with respect to any provision hereof.
          (4) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 1.05 Conversion from LLC to State Law Corporation. It is contemplated that immediately prior to an IPO, that the Company shall reorganize into a state law corporation whether by conversion, merger or otherwise, in order to undertake an IPO (the “Reorganization”). The Holder hereunder recognizes and acknowledges that the Common Stock shall not be created until after the Reorganization is consummated and then only immediately prior to the achievement of an IPO of the Company. The Company covenants and agrees that the Reorganization shall occur prior to an IPO.
ARTICLE II.
     Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended without the consent of the parties hereto.
ARTICLE III.
     Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within ten (10) days of the date any such amounts are due; (b) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (c) the sale of all or substantially all of the equity of the Company or all or substantially all of the assets of the Company; or (d) any event of bankruptcy or insolvency by the Company. Upon the occurrence of an Event of Default, the interest on this Debenture shall immediately accrue at an interest rate equal to the lesser of sixteen percent (16%) per annum or the maximum rate permitted by applicable law, and, in addition to all other rights or remedies the Holder may have, at law or in equity, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon. In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.
ARTICLE IV.
     Section 4.01 Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Debenture shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Debenture be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Conversion Shares which he or she is then entitled to receive upon the conversion of this Debenture. Notwithstanding this Section 4.01, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
ARTICLE V.
     Section 5.01 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party, transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company, to:

Imperial Holdings, LLC
701 Park of Commerce Blvd., Ste. 301
Boca Raton, FL 33487
Attn: Antony Mitchell
Facsimile: 561.892.6313
If to the Holder:
Branch Office of Skarbonka sp. z o. o.
Attn.: Toni Portley
58, rue Charles Martel
L-2134 Luxembourg
Facsimile: +352 (26) 73 88 94
Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 5.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Palm Beach County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.
     Section 5.03 Compliance with Securities Laws on Transfer. This Debenture and the shares of Common Stock underlying this Debenture (collectively, the “Securities”) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).
     Section 5.04 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.
     Section 5.05 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there are no representations, warranties or commitments, except as set forth herein and therein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.
     Section 5.06 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

     Section 5.07 Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.
     Section 5.08 Principal and interest under this Debenture are payable only to the registered holder of this Debenture. The initial holder is the Holder. If the Debenture is to be transferred by the holder, the holder shall surrender the Debenture to the Company, together with written instructions directing the Company to reissue the Debenture to the transferee. The Company shall then record the identity of the transferee in its books and reissue the Debenture to the transferee. Any transfer of this Debenture that is not made in conformity with the foregoing procedures shall not be valid and shall not be recognized by the Company.
     Section 5.09 The Holder or any subsequent holder agrees that the holder shall submit a certificate to the Company on a periodic basis certifying, under penalties of perjury, that the beneficial owner is not a U.S. person, or in the case of an individual, that the holder is not a citizen or resident of the United States, and setting forth the name and address of the beneficial owner. Said certification shall be made on forms prescribed by the United States Internal Revenue Service for this purpose (presently, Form W-8BEN). If the information on the foregoing certification changes, the beneficial owner hereof shall so inform the maker within five (5) business days.
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     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

IMPERIAL HOLDINGS, LLC
By:	/s/ Antony Mitchell
	Name:	Antony Mitchell
	Title:	CEO